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APPLIED BUSINESS TECHNOLOGY CORPORATION

RULES OF THE UK APPROVED SHARE OPTION SUBPLAN

(Approved by the Inland Revenue under the Income and Corporation
Taxes Act 1988 on 9 August 1995 under reference X17882).

(Adopted by a resolution of the Company on 14 July 1995).
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APPLIED BUSINESS TECHNOLOGY CORPORATION

APPROVED SHARE OPTION SUBPLAN

CONTENTS                                             PAGE
PURPOSE                                                2

RULES

1    Definitions                                       3

2    Grant of options                                  5

3    Limitations on grants                             6

4    Exercise of options                               7

5    Takeovers and liquidations                        8

6    Variation of share capital                        9

7    Manner of exercise of options                    10

8    Damages and Compensation                         10

9    Administration and Amendment                     11

10   Termination                                      12



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APPLIED BUSINESS TECHNOLOGY CORPORATION

APPROVED SHARE OPTION SUBPLAN

PURPOSE

The Applied Business Technology Corporation Share Option SubPlan ("the Plan") was approved by the shareholders on 7 February 1995 and adopted by the Board of Directors on 14 July 1995.

The purpose of the Plan is to give executives and other employees ("key employees") an opportunity to acquire shares of common stock of the Company, to provide an incentive for key employees to continue to promote the best interests of the Company and enhance its long term performance and to provide an incentive for key employees to join or remain with the Company.




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       APPLIED BUSINESS TECHNOLOGY CORPORATION

       APPROVED SHARE OPTION SUBPLAN

       DEFINITIONS

1.1 In these Rules, the following words and expressions shall have, where the context so admits, the following meanings:

       "Appropriate Period"        the meaning given in Paragraph 15(2) of
                                   Schedule 9 to the Taxes Act;

       "Approval Date"             the date on which the Plan is approved by
                                   the Board of Inland Revenue under Schedule 9;

       "Associated Company"        has the same meaning as in Section 187(2) of
                                   the Taxes Act;

       "Board" the Board of directors of the Company or, except ion rule 9.4, a duly constituted committee thereof;

       "Company"                   Applied Business Technology Corporation, a
                                   New York Corporation;

       "Control"                   has the same meaning as in Section 840 of
                                   the Taxes Act;

       "Date of Grant"             the date on which an Option is, was, or is
                                   to be granted under the Plan;

       "Eligible Employee"         any individual who:

                                   (A)   is a director or employee of any
                                         Participating Company on terms which
                                         require him to devote to his duties
                                         not less than 25 hours (or, in the
                                         case of an employee who is not a
                                         director of any Participating Company,
                                         20 hours) per week (excluding meal
                                         breaks); and

                                   (B)   is not precluded by Paragraph 8 of
                                         Schedule 9 from participating in the
                                         Plan;

      "the Group"                  the Company and its Subsidiaries from time
                                   to time;



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      APPLIED BUSINESS TECHNOLOGY CORPORATION

      APPROVED SHARE OPTION SUBPLAN

      "Market Value"          in relation to a Share on any day:

                              a) if and so long as the Shares are listed on the New York Stock Exchange, the mean between the highest and lowest quoted selling prices for the given date, or

                              b)    subject to a) above, its market value
                                    determined in accordance with the
                                    provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Scheme with the Shares Valuation Division of the inland Revenue;

      "Option" a right to subscribe for or to purchase Shares granted (or to be granted) in accordance with the Rules of this Plan;

      "Option Holder"         an individual to whom an Option has been granted
                              or his personal representatives;

      "Option Period"         in relation to any Option, a period during which
                              such Option may be exercised;

      "Participating Company" (A)   the Company; and

                              (B) any other company of which the Company has Control and which is for the time being nominated by the Board to be a Participating Company;

      "Relevant Emoluments"   the meaning which the term bears in Sub-paragraph
                              (2) of Paragraph 28 of Schedule 9 by virtue of Sub-paragraph (4) of that Paragraph;

      "Schedule 9"            Schedule 9 of the Taxes Act;

      "Securities Act"        the United States Securities Act of 1933, as
                              amended;

      "Share" a share in the capital of the Company which satisfies the conditions specified in paragraphs 10-14 inclusive of Schedule 9;

      "Subscription Price"    the price at which each Share subject to an
                              Option may be acquired on the exercise of that Option determined in accordance with Rule 2;



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      APPLIED BUSINESS TECHNOLOGY CORPORATION

      APPROVED SHARE OPTION SUBPLAN

      "Subsidiary"            a company which is both under the Control of the
                              Company and is a subsidiary of the Company (within the meaning of Section 736 of the Companies Act
                              1985);

      "Subsisting Option"     An Option which has neither lapsed nor been
                              exercised;

      "Taxes Act"             the income and Corporation Taxes Act 1988; and

      "Year of Assessment"    a year beginning on any 6 April and ending on the
                              following 5 April.

1.2 Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

1.3 Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

      GRANT OF OPTIONS

2.1 Options may only be granted pursuant to and in accordance with this Plan after the Approval Date.

2.2 At any time after the Approval Date, but not later than the tenth anniversary thereof, the Board may in its absolute discretion select any number of individuals who are Eligible Employees and grant such individuals Options to acquire Shares in the Company. The extent of any grant of Options shall be determined by the Board in its absolute discretion but shall be subject to the limits contained in Rule 3.

2.3 The Board may grant an Option subject to such objective condition or conditions of exercise as it may determine before the whole or a specified part of such Option may be exercised. No such condition may subsequently be varied or waived otherwise than in accordance with the terms of such condition and, where such variation or waiver is discretionary, in a manner which the Board determines to be fair and reasonable. An amendment will only take place if events have happened which in the opinion of the Board cause it to consider that a different condition would be a fairer measure of the performance of the Option Holder. Any such amendment to the terms of an Option pursuant to this Rule 2.3 shall be made by the Board imposing such conditions or limitations which in their opinion are more appropriate and, so far as is practicable, are equivalent to those conditions and/or limitations originally imposed. Unless expressly stated to the contrary, no such condition shall apply to a New Option granted pursuant to Rule 5.4 nor shall it apply in the circumstances set out in Rules 5.1, 5.2, 5.3, and 5.5.

2.4 An Option shall be granted under seal or in such other manner as to take effect as a deed. No payment shall be required for the grant of an Option.



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            APPLIED BUSINESS TECHNOLOGY CORPORATION

            APPROVED SHARE OPTION SUBPLAN

      2.5 The grant of an Option shall be evidenced by the Company issuing an option certificate which is in the form of Schedule A hereto.

      2.6 The Subscription Price shall be determined by the Company not later than the day when the Option is granted but shall not in any event be less than the higher of:

            (i)   the nominal value of a Share; and

            (ii) the Market Value of a Share on the day the Option was granted pursuant to Rule 2.2

      2.7 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each option certificate shall carry a statement to this effect.

      2.8 An Option Holder may within one month following the date of grant thereof renounce, release or surrender an Option by notice in writing to the Company. The renunciation will be effective from the date of receipt of such notice by the Company upon which date the relevant Option shall be deemed never to have been granted.

            LIMITATIONS ON GRANTS

      3.1 No Options shall be granted pursuant to Rule 2 above if such grant would result in the aggregate of the number of Shares over which Subsisting Options have been granted under this Plan exceeding 450,000 subject to adjustment pursuant to Rule 6. In determining this limit, no account shall be taken of any Shares where the right to acquire the shares was released, lapsed or otherwise became incapable of exercise.

      3.2 Any Option granted to an Eligible Employee shall be limited and take effect so that the aggregate Market Value of Shares subject to that Option, when aggregated with the Market Value of shares subject to Subsisting Options, shall not exceed the greater of

            (i)   L100,000, or

            (ii) four times the amount of the Eligible Employee's Relevant Emoluments for the current or preceding Year of Assessment (whichever of those years gives the greater amount) or, if there were no Relevant Emoluments for the preceding Year of Assessment, four times the amount of the Relevant Emoluments for the period of twelve months beginning with the first day during the current Year of Assessment in respect of which there are Relevant Emoluments.


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     APPLIED BUSINESS TECHNOLOGY CORPORATION

     APPROVED SHARE OPTION SUBPLAN

3.3  For the purposes of Rule 3.2

     (i) Options shall include all Options granted under the Plan and all options granted under any other scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or any Associated Company thereof;

     (ii) The Market Value of shares shall be calculated as at the time the Options in relation to those shares were granted or such earlier time as may have been granted in writing with the Board of Inland Revenue.

4    EXERCISE OF OPTIONS

4.1 Subject to Rules 5.1, 5.2, 5.3, 5.5 and Rule 7 below any Option which has not lapsed in accordance with Rule 4.2 may be exercised in whole or in part following the earliest of the following events provided that any condition imposed under Rule 2.3 shall have been fulfilled or waived, as specified in the option certificate:

     (i)   the start of the Option Period

     (ii)  the death of the Option Holder

     (iii) the Option Holder ceasing to be a director or employee of any Participating Company by reason of disability (as determined by the Board).

4.2  An Option shall lapse on the earliest of the following events:

     (i) the tenth anniversary of the date of the grant or the end of the Option Period, whichever is the earlier

     (ii)  the first anniversary of the Option Holder's death

     (iii) the Option Holder being adjudicated bankrupt

     (iv) unless a release has been effected under Rule 5.4, within 6 months of the Option becoming exercisable in accordance with Rule 5.1, 5.2 or 5.3

     (v) twelve months following the Option Holder ceasing to be a director or employee by reason of disability (as determined by the Board)

     (vi) immediately upon the Option Holder ceasing to be a director or employee for any other reason not specified in Rule 4.2 (v).

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     APPLIED BUSINESS TECHNOLOGY CORPORATION

     APPROVED SHARE OPTION SUBPLAN

     TAKEOVERS AND LIQUIDATIONS


5.1  If any person obtains Control of the Company as a result of making

     (i) a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

     (ii) a general offer to acquire all the shares in the Company which are of the same class as the Shares then any Subsisting Option may subject to Rule 5.4 below be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied. The company shall give at least 30 days notice to Option Holders before any transaction.

5.2 If under relevant legislation the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may, subject to Rule 5.4 below, be exercised within six months of the Court sanctioning the compromise or arrangement.

5.3 If any person becomes bound or entitled to acquire shares in the Company under any legislation relating to a Control any Subsisting Option may, subject to Rule 5.4 below, be exercised at any time when that person remains so bound or entitled.

5.4 If, as a result of the events specified in Rules 5.1 or 5.2, a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 5.3, the Option Holder may, by agreement with that other company (the "Acquiring Company"), within the Appropriate Period, release each Subsisting Option (the "Old Option") for an option (the "New Option") which satisfies the conditions that it:

     (i) is over shares in the Acquiring Company or some other company falling within paragraph (b) or paragraph (c) of Paragraph 10,
           Schedule 9, which satisfy the conditions specified in Paragraphs 10 to 14 inclusive of Schedule 9

     (ii) is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the shares subject to the Old Option on its release

     (iii) has a subscription price per share such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option and



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     APPLIED BUSINESS TECHNOLOGY CORPORATION

     APPROVED SHARE OPTION SUBPLAN

     (iv)  is otherwise identical in terms to the Old Option.

     The New Option shall, for all purposes of this Plan, be treated as having been acquired at the same time as the Old Option.

     Where any New Options are granted pursuant to this Rule 5.4, Rules 2.7, 4, 5, 6, 7, 9.1, 9.3 to 9.6 and 10 shall, in relation to the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate, and to shares in that other company, but references to Participating Company shall continue to be construed as if references to the Company were references to Applied Business Technology Corporation.

5.5 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months after the passing of the resolution.

5.6 For the purposes of this Rule 5, other than Rule 5.4, a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

5.7 The exercise of an Option pursuant to the preceding provisions of this Rule 5 shall be subject to the provisions of Rule 7 below.

5.8 Where, in accordance with Rule 5.4, Subsisting Options are released and New Options granted the New Options shall not be exercisable in accordance with Rules 5.1, 5.2 and 5.3 above by virtue of the event by reason of which the New Options were granted.

     VARIATION OF SHARE CAPITAL

6.1 In the event of any variation of the share capital of the Company by way of capitalization or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Option and the Subscription Price for each of those Shares may be adjusted by the Company in such manner as the Board may determine, to the intent that (as nearly as may be without involving fractions of a Share or a Subscription Price calculated to more than two decimal places) the aggregate Subscription Price remains unchanged, provided that:

     (i) the aggregate amount payable on the exercise of an Option in full is not increased;

     (ii) the Subscription Price for a Share is not reduced below its nominal value;

     (iii) no adjustment shall be made without the prior approval of the Board of Inland Revenue; and


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      APPLIED BUSINESS TECHNOLOGY CORPORATION

      APPROVED SHARE OPTION SUBPLAN

      (iv) following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

7     MANNER OF EXERCISE OF OPTIONS

 7.1 No Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

 7.2 No Option may be exercised at any time when the shares which may be thereby acquired do not satisfy the conditions specified in paragraphs 10
      - 14 (inclusive), Schedule 9.

 7.3 An Option shall be exercised by the Option Holder giving notice to the Board and, if different, the Company, in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant option certificate and shall be effective on the date of its receipt by the Company.

 7.4 Each notice of exercise of Options shall also be accompanied by a written representation that the Shares being acquired upon the exercise of the Option are being purchased for investment and not for distribution, an acknowledgement that such Shares have not been registered under the Securities Act and an agreement that such Shares may not be sold or transferred unless there is an effective registration statement for them under the Securities Act, or in the opinion of counsel to the Company such sale or transfer is not in violation of the Securities Act.

 7.5 As soon as reasonably possible, and in any event no later than 30 days, following the date of exercise the Board shall cause the Company to allot and issue the relevant Shares and send or cause to be sent to the Option Holder who has exercised the Option a definitive share certificate for the Shares in respect of which the Option is exercised. Save for any rights determined by reference to a date preceding the date of allotment, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment.

 7.6 When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new option certificate shall be issued accordingly by the Grantor as soon as possible after the partial exercise.

8     DAMAGES AND COMPENSATION ON DISMISSAL

      It shall be a condition of participation in the Plan that in the event of the dismissal of a participant for whatever reason from his employment by any Participating Company in circumstances which could give rise to a claim for wrongful or unfair dismissal, he shall not become entitled to any damages or compensation or any additional damages or compensation in respect of any alteration or loss of his rights or expectations under the Plan caused thereby.


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     APPLIED BUSINESS TECHNOLOGY CORPORATION

     APPROVED SHARE OPTION SUBPLAN

     ADMINISTRATION AND AMENDMENT

9.1 The Plan shall be administered by the Board whose decision on all disputes shall be final.

9.2  The Board may from time to time amend these Rules provided that

     (i) no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made

     (ii) no amendment shall have effect until approved by the Board of Inland Revenue.

9.3 The cost of establishing and operating the Plan shall be borne by the Participating Companies in such proportions as the Board shall determine. The Company shall maintain for itself all necessary books of account and records relating to the Plan.

9.4 The Board may delegate any or all of its powers in relation to the Plan to a duly constituted committee. The Board may at any time dissolve such a committee, alter its constitution or direct the manner in which it shall act.

9.5 Any notice or other communication under or in connection with the Plan may be given by the Company either personally or by post to the secretary; items sent by post shall be prepaid and shall be deemed to have been received 72 hours after posting.

9.6 The Company shall at all times keep available sufficient authorised and unissued Shares or Shares held in the Treasury of the Company to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.

9.7 The Rules of this Plan shall, unless stated otherwise, be governed by and construed in accordance with English law. In the event of any conflict between English law and any other law referred to in this Plan, English law will take precedence.

9.8 The obligation of the Company to sell and deliver Shares under the Plan shall be subject to all applicable laws, regulations rules and approvals of the United States. Certificates for shares of Common Stock issued hereunder may bear such legend(s) as the Board shall deem appropriate, including, without limitation the following:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("The Securities Act"), nor the securities laws of any state. They may not be sold, transferred, or otherwise disposed of in the absence of registration under the Securities Act, and applicable state securities laws, or an opinion of counsel to the Company) that such registration is not required".


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APPLIED BUSINESS TECHNOLOGY CORPORATION

APPROVED SHARE OPTION SUBPLAN

TERMINATION

The Plan may be terminated at any time by a resolution of the Board or by a resolution of the Company in General Meeting and shall in any event terminate on the tenth anniversary of the Approval Date, but any termination shall not affect the outstanding rights of Option Holders.


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